VOTING TRUST AGREEMENT

                              Relating to Shares of

                                   TNPC, Inc.

                  THIS VOTING TRUST AGREEMENT (the "Agreement") is effective as of October , 2000 by and among the parties listed on Schedule I hereto (collectively, the "DLJMB Funds"), Christiana Bank & Trust Company, as voting trustee (together with its successors in such capacity, the "Trustee") and Donaldson, Lufkin & Jenrette, Inc. ("DLJ").

                  WHEREAS, the parties hereto desire to record their arrangements with respect to shares of common stock, par value $0.01 per share (the "Common Stock"), and Class A Warrants (the "Class A Warrants") of TNPC, Inc., a Delaware corporation (the "Corporation").

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Certain Definitions. In this Agreement:

                  (a) "Control Affiliate" means DLJ or any entity controlling, controlled by or under common control with, directly or indirectly, DLJ.

                  (b) "DLJ" means Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation, and its successors.

                  (c) "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, and its successors.

                  (d) "DLJ Affiliate" means any person or entity who is a Control Affiliate, Employee Affiliate or Other Affiliate.

                  (e) "Employee Affiliate" means any person employed by (or who is the spouse, relative or relative of a spouse, in each case residing in the home of a person employed by) a Control Affiliate, as reflected in the records of the Trustee.

                  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (g) "Holder" means from time to time, each person or entity who deposits Shares hereunder with the Trustee and receives a Trust Certificate therefor, and any transferee of such person or entity.

                  (h) "Other Affiliate" means any person or entity which has a substantial business relationship with a Control Affiliate and which is not itself a Control Affiliate.

                  (i) "Securities Act" means the Securities Act of 1933, as amended.

                  (j) "Share" means a share of Common Stock or a Share
Equivalent.

                  (k) "Share Equivalent" means any security convertible into, exchangeable for, or carrying the right to acquire Common Stock of the Corporation or subscriptions, warrants, options, rights or other arrangements obligating the Corporation to issue or dispose of any shares or other voting securities of the Corporation, including, without limitation, the Class A Warrants.

                  2. Deposit.

                  (a) The DLJMB Funds, by delivery to the Trustee of certificates representing the same, duly endorsed or accompanied by appropriate instruments of transfer herewith, duly assign and deliver or have caused to be duly assigned and delivered to the Trustee to be held pursuant to this Agreement a total of 5,947,800 Class A Warrants and 1,000,000 shares of Common Stock (the "initial deposit") on a pro rata basis. Subject to the provisions of Section 2(b) below, DLJ, by delivery to the Trustee of certificates representing the same, duly endorsed or accompanied by appropriate instruments of transfer, shall duly assign and deliver or cause to be duly assigned and delivered to the Trustee all Shares (i) received upon conversion of Shares held by the Trustee and (ii) owned by any DLJ Affiliate or acquired by any DLJ Affiliate at any time in excess of 5% in the aggregate of the total number of shares of the voting capital stock (of any class) of the Corporation then outstanding. Each person or entity for whom Shares are held from time to time by the Trustee hereunder as reflected in the records of the Trustee shall be a Holder and shall be bound by all the provisions of this Agreement applicable to Holders.

                  (b) In determining, for purposes of Section 2(a) only, whether more than 5% in the aggregate of the total number of shares of the voting capital stock (of any class) of the Corporation at any time then outstanding are owned by DLJ Affiliates, there shall be excluded from the calculation of shares owned by DLJ Affiliates, and no deposit of Shares shall be required hereunder as a consequence of any Shares:

                      (i) held by DLJSC or any other Control Affiliate which is registered as a broker- dealer under the Exchange Act, if such Shares are held in connection with its normal trading activities as a broker-dealer; provided, however, that DLJ will cause DLJSC or such other Control Affiliate to agree that it will not vote such Shares,

                      (ii) held by DLJSC or any other Control Affiliate which is a registered broker- dealer under the Exchange Act, if such Shares are held in a syndicate or trading account and were acquired in its capacity as an underwriter or placement agent whether in an offering registered under the Securities Act or otherwise; provided, however, that DLJ will cause DLJSC or such other Control Affiliate to agree that it will not vote such Shares,

                      (iii) held by DLJSC for the account of any person or entity other than a Control Affiliate or Employee Affiliate or in the name of a customer account, which customer is a person or entity other than a Control Affiliate or Employee Affiliate; provided, however, that DLJSC may vote the Shares only when instructed by the beneficial owner thereof or as otherwise permitted under the rules of all exchanges, if any, on which any class of Shares is listed,

                      (iv) held by an Employee Affiliate other than a person holding the position of Senior Vice President or above (or performing the comparable function) of DLJ or any of its subsidiaries, unless in either case a contract or other arrangement (other than this Agreement) regarding the voting of such Shares exists between such Employee Affiliate or Other Affiliate and any Control Affiliate, or

                      (v) held by the Trustee pursuant to this Agreement.

                  3. Transfer on Books of Corporation. The Corporation shall, to the extent applicable, cause all Shares transferred to or deposited with it in its capacity as Trustee hereunder to be represented by new certificates issued to the Trustee. The Trustee's newly issued certificates shall state that they are issued pursuant to this Agreement, and shall bear the legend set forth below.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

                  Upon an instruction in writing delivered to the Trustee by DLJ, the Trustee shall submit to the Corporation or its transfer agent for removal of such legend from the certificates representing such number of Shares deposited with the Trustee hereunder as shall be specified in such written instructions from DLJ; provided that DLJ shall deliver to the Trustee such statement of facts certified by DLJ as may be reasonably necessary for the Trustee to obtain such removal. The Trustee will issue and deliver (at the address of such Holder provided in writing to the Trustee) to each Holder a Voting Trust Certificate (a "Trust Certificate") for the number of Shares so transferred or deposited with the Trustee and held for the Trustee for such Holder.

                  4. Form. Trust Certificates shall be in substantially the following form (with such modifications as may be appropriate if the applicable Trust Certificate represents Share Equivalents):

                     TRANSFER OF THIS VOTING TRUST
                     CERTIFICATE IS SUBJECT TO
                     TERMS AND CONDITIONS SET
                     FORTH IN THE VOTING TRUST
                     AGREEMENT DATED AS OF
                     SEPTEMBER ______, 2000 (THE
                     "VOTING TRUST AGREEMENT"),
                     AND THE STOCKHOLDERS
                     AGREEMENT DATED AS OF JANUARY
                     6, 2000, AS AMENDED JUNE 30,
                     2000 AND JULY 10, 2000 (THE
                     "STOCKHOLDERS AGREEMENT"),
                     COPIES OF WHICH HAVE BEEN
                     FILED IN THE REGISTERED
                     OFFICE IN THE STATE OF
                     DELAWARE OF TNPC, INC., A
                     DELAWARE CORPORATION (THE
                     "CORPORATION"). SUCH COPIES
                     ARE OPEN TO INSPECTION DAILY
                     DURING BUSINESS HOURS BY ANY
                     STOCKHOLDER OF THE
                     CORPORATION OR ANY
                     BENEFICIARY OF THE VOTING
                     TRUST AGREEMENT OR PARTY TO
                     THE STOCKHOLDERS AGREEMENT.


Certificate No.


                                   TNPC, INC.
                            VOTING TRUST CERTIFICATE

                           This certifies that ________ ("Holder") has transferred (or caused to be transferred) to the undersigned Trustee [shares of Common Stock] [Warrants] of the Corporation, to be held by the Trustee pursuant to the terms of the Voting Trust Agreement and Stockholders Agreement, copies of which have been delivered to the above-named Holder and filed in the registered office of the Corporation in the State of Delaware. The Holder, or his registered assigns, will be entitled (i) to receive payments equal to any and all cash dividends collected by the Trustee on the above stated number of shares, (ii) to receive all other dividends or distributions in respect of such Shares received by the Trustee except to the extent that property received is required to be deposited in the trust created by the Voting Trust Agreement, and (iii) to the delivery of a certificate or certificates for that number of shares on the termination of the Voting Trust Agreement, in accordance with its provisions.

                           This Voting Trust Certificate is transferable on the books maintained by the Trustee at the principal corporate trust office of the Trustee by the Holder hereof, in person or by duly authorized attorney, and upon surrender hereof; and until so transferred the Trustee may treat the registered Holder hereof as the absolute owner hereof for all purposes.

                           The Holder, by the acceptance of this Voting Trust Certificate, agrees to be bound by all of the provisions of the Voting Trust Agreement and Stockholders Agreement as fully as if its terms were set forth in this Voting Trust Certificate.

                  EXECUTED this         day of                    ,
                                -------        -------------------  -------




                                       By:
                                           ------

                                       Name:
                                             ----

                                       Title:
                                             ----
                                                                       "Trustee"

                  [Form of Assignment for Reverse of Voting Trust Certificate]

                           For value received, ___________ hereby sells, assigns, and transfers unto __________________ the within Voting Trust Certificate and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint attorney to transfer such Voting Trust Certificate on the books of the within-named Trustee with full power of substitution in the premises.

                  Date:
                        -----------------------

                  Signed:
                          ---------------------

                  5. Additional Trust Certificates. Any Holder may at any time deposit with the Trustee additional certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Shares. Any DLJ Affiliate acquiring Shares shall, if required under this Agreement, become a Holder by (a) depositing, or causing to be deposited, certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Shares, duly endorsed for transfer, with the Trustee and (b) accepting a Voting Trust Certificate in respect of such Shares.

                  6. Voting; Powers. At all times prior to the termination of the voting trust created herein, the Trustee shall have the exclusive right to vote the Shares deposited with it hereunder (the "Deposited Shares"), in person or by proxy, at all meetings of stockholders of the Corporation, or give written consent to stockholder actions taken without a meeting, in all proceedings in which the vote or consent, written or otherwise, of the holders of Shares may be required or authorized by law.

                  The Trustee shall vote all Deposited Shares in accordance with this Agreement and with the Stockholders Agreement dated as of January 6, 2000, as amended on June 30, 2000 and July 10, 2000, by and among the Corporation, and the other investors listed therein, as the same may be further amended from time to time (as so amended, the "Stockholders Agreement"). The Trustee shall have full power and authority, and it is hereby empowered and authorized, to become a party to and perform its obligations under, to consent to waivers and amendments of, and otherwise take or refrain from taking discretionary action under or pursuant to, the Stockholders Agreement, in its sole and absolute discretion, and, subject to the Stockholders Agreement, to vote the Deposited Shares in its sole and absolute discretion, it being understood that the Trustee will not consult with any DLJ Affiliate regarding such voting of such Shares, and to do any and all other things and take any and all other actions as fully as any stockholder of the Corporation might do if personally present at a meeting of the stockholders of the Corporation. The Trustee may rely (and shall be fully protected in so relying) upon advisors; provided that such advisors are not DLJ Affiliates. At any time upon the written request of the Trustee, DLJ shall promptly provide to the Trustee such information as is reasonably necessary (including certificates and/or other documents) in order to enable the Trustee to carry out the foregoing obligations; provided that, for all purposes of this Agreement, the Trustee shall have no duty to inquire or investigate whether a person or entity is a DLJ Affiliate, shall not be responsible for and shall have no personal liability in connection with identifying or failing to identify a person or entity as a DLJ Affiliate unless a Responsible Officer of the Trustee has actual knowledge that such person or entity is a DLJ Affiliate, and shall be entitled to assume and be fully protected in assuming that a person or entity is not a DLJ Affiliate unless a Responsible Officer of the Trustee has actual knowledge that such person or entity is a DLJ Affiliate. "Responsible Officer of the Trustee" shall mean an officer of the Trustee in its principal corporate trust office having primary responsibility for the administration of the voting trust created under this Agreement.

                  7. Dividends. If the Corporation pays or issues dividends or makes other distributions on the Deposited Shares, the Trustee shall accept and receive such dividends and distributions. Upon receipt of dividends and distributions the same shall be prorated among the Holders that have a beneficial interest hereunder in the Deposited Shares with respect to which such dividend or other distribution was made in accordance with their interests and, subject to the next sentence, the amount shall be distributed promptly pursuant to transfer instructions set forth on Schedule B attached hereto or otherwise communicated in writing to the Trustee. If the dividend or distribution is paid or made in the form of Shares, such Shares shall be held by the Trustee under the voting trust created herein and new Trust Certificates evidencing the Shares so received and on deposit shall be issued to the applicable Holders. Holders entitled to receive such dividends or distributions, or Trust Certificates in respect thereof, described in this Section 7 shall be those Holders registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Corporation for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions. In the performance of its duties to deliver dividends or distributions received by it under this Agreement, the Trustee shall not be obligated to risk its own funds and will not be personally liable for taxes or other charges related to the delivery of such dividends or distributions.

                  8. Termination. The voting trust created herein is expressly declared irrevocable and such voting trust and this Agreement shall terminate on the earlier to occur of:

                  (a) ten years from the date hereof; or

                  (b) The written election of DLJ or the Holder(s) of Trust Certificates representing the beneficial interest in 50% or more of the Deposited Shares (notice of which shall be provided to all other parties hereto and all other Holders), but only if prior to the time notice is given:

                                    (i) DLJ shall have received an opinion of
                         independent nationally recognized counsel who are experts in matters involving the federal securities law, that, immediately after such termination, no DLJ Affiliate will be an "affiliate" of the Corporation within the meaning of Rule 144 of the rules and regulations promulgated under the Securities Act and neither DLJ nor any "group" (as defined in Section 13d-5 under the Exchange Act and the rules and regulations promulgated thereunder) of which DLJ is a member is the beneficial owner of 10% or more of the Corporation's Common Stock; and

                                    (ii) Trustee shall have received a
                         certificate of an officer of DLJ (in relying on which the Trustee shall be fully protected) to the effect that clause (i) above has been satisfied, together with a copy of the opinion called for thereby; or

                  (c) The written election of DLJ or the Holders of Trust Certificates representing the beneficial interest in 50% or more of the Deposited Shares (notice of which shall be provided to all other parties hereto and all other Holders) but only if prior to the time the notice is given the Trustee shall have received a certificate of an officer of DLJ to the effect that no DLJ Affiliate intends to make a market in any security of the Corporation (in relying on which the Trustee shall be fully protected), which certificate shall be accompanied by an opinion of independent nationally recognized counsel who are experts in matters involving the federal securities law that, immediately after such termination, neither DLJ nor any "group" (as defined in Section 13d-5 under the Exchange Act and the rules and regulations promulgated thereunder) of which DLJ is a member is or will be an "affiliate" of the Corporation within the meaning of Rule 144 of the rules and regulations promulgated under the Securities Act; or

                  (d) transfer of all of the Deposited Shares in accordance with
Section 9; or

                  (e) the effective date of a liquidation or dissolution of the Corporation.

An election pursuant to section 8(b) or 8(c) above shall be effective upon delivery of notice hereof (together with the required copy of the opinion) to the Trustee.

                  Upon the termination of the voting trust herein created, the Holders shall surrender their Trust Certificates to the Trustee, and shall execute and deliver any agreement or other document required by the Stockholders Agreement, and the Trustee shall deliver or cause to be delivered to the Holders certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Shares, properly endorsed for transfer (to the extent necessary), equivalent to the number and type of Shares specified in the respective Trust Certificates surrendered.

                  9. Transfer. (a) Trust Certificates shall, subject to applicable securities laws, be freely transferable by a Holder to any other person or transferee, provided that until the former Trust Certificate is delivered to the Trustee for cancellation and issuance of a new Trust Certificate in the name of the transferee, the transfer shall not be effective with respect to the Trustee and the Trustee shall not treat the transferee as a Holder until a Trust Certificate is issued in such transferee's name.

                  (b) Except as provided in Sections 8 and 10 and in subsections
(i) and (ii) of this Section 9(b), certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Deposited Shares may not be delivered by the Trustee to a Holder, a Holder's designee or any other third party prior to the termination of the voting trust created herein.

                  (i) A Holder who is an Eligible Transferee may notify the Trustee in writing that such Holder desires to cause a certificate or certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Shares on deposit hereunder and in an amount corresponding to the Trust Certificate surrendered as provided herein (or such lesser number as is specified in the notice) to be transferred to such Holder or any other person or entity who is an Eligible Transferee. Any person or entity that acquires a Trust Certificate or Shares pursuant to an Eligible Transfer is hereinafter referred to as an "Eligible Transferee".

                  For purposes of this Section 9, an "Eligible Transfer" is defined as (i) any transfer of a Trust Certificate or, with respect to Shares to be released from deposit under this subsection (i), Shares to a person or entity who is not a DLJ Affiliate, (ii) any transfer of a Trust Certificate or, with respect to Shares to be released from deposit under this subsection (i), Shares to an Other Affiliate or to any Employee Affiliate other than a person holding the position of Senior Vice President or above (or performing the comparable function) of any Control Affiliate; provided that, in each case, a contract or other arrangement (other than this Agreement or the Stockholders Agreement) regarding the voting or disposition of Shares does not exist between any Control Affiliate or Employee Affiliate and such transferee and (iii) any transfer of Shares to DLJSC for the account of any person or entity other than a Control Affiliate or Employee Affiliate or in the name of a customer account, which customer is a person or entity other than a Control Affiliate or Employee Affiliate; provided, however, that DLJ shall cause DLJSC to vote or dispose of such Shares only when instructed by the beneficial owner thereof or as otherwise permitted under the rules of all exchanges, if any, on which any class of Shares is listed.

                  Any notice given pursuant to this subsection (i) shall be accompanied by such Holder's Trust Certificate and shall name such Eligible Transferee and shall state (i) its name and mailing address, (ii) the proposed transfer date (which date shall be not less than five days after the Trustee's receipt of such notice), (iii) the number and type of Trust Certificate or Shares (or Share Equivalents) to be transferred, if less than all the number stipulated in this Trust Certificate and (iv) the consideration, if any, to be paid by such Eligible Transferee therefor. The notice to the Trustee shall also contain a representation that such transferee is an Eligible Transferee and shall be accompanied by a written agreement and representation executed by the Eligible Transferee (in relying on which the Trustee shall be fully protected) that it will execute and deliver any agreement or other document required by this Agreement, the Trust Certificate and, in the case of a transfer of Shares or Share Equivalents, the Stockholder Agreement or certificates of the Holder. On the date specified in such notice, and upon receipt by the Trustee from such Eligible Transferee of the specified consideration, if any, the Trustee shall deliver: (i) to the Eligible Transferee, a Trust Certificate or a certificate (or the equivalent evidence of ownership in the case of Share Equivalents) for the number of Shares of the type specified in such notice, as the case may be, issued in the name of the Trustee and duly endorsed for transfer, and (ii) to the Holder, (x) a Trust Certificate with respect to such number of Shares, if any, on deposit with the Trustee equal to the number of Shares of the type represented by the surrendered Trust Certificate less the number of Shares of the type transferred to such Eligible Transferee or corresponding to the Trust Certificate issued to the Eligible Transferee, and (y) the consideration, if any, received from such Eligible Transferee. Such consideration shall be distributed promptly to such Holder pursuant to the transfer instructions set forth on Schedule B attached hereto or otherwise communicated to the Trustee in writing.

                  (ii) A Holder (hereinafter referred to as a "Requesting Party" for the purpose of this subsection (ii)) may request of the Trustee in writing that the Trustee transfer to such Requesting Party a certificate or certificates (or the equivalent evidence of ownership in the case of Share Equivalents) for Deposited Shares in which the Requesting Party holds a Trust Certificate hereunder; provided, however, that no such request shall be made if immediately after giving effect thereto either (A) DLJ Affiliates will own in the aggregate in excess of 5% in the aggregate of the total number of shares of the voting capital stock (of any class) of the Corporation then outstanding or (B) DLJ or any "group" (as defined in Section 13d-5 under the Exchange Act and the rules and regulations promulgated thereunder) of which DLJ is a member is (1) the beneficial owner of 10% or more of the Corporation's Common Stock or (2) an "affiliate" of the Corporation within the meaning of Rule 144 of the rules and regulations promulgated under the Securities Act, and provided further if the Requesting Party is not DLJ, the Trustee shall not honor such request unless DLJ consents in writing to such request. In determining, for purposes of this subsection (ii) only, whether DLJ Affiliates will own in the aggregate in excess of 5% in the aggregate of the total number of shares of the voting capital stock (of any class) of the Corporation then outstanding, (x) no effect shall be given to the exclusions set forth in Section 2(b), (y) shares of Common Stock underlying Share Equivalents owned by a DLJ Affiliate shall be deemed to be outstanding and owned by such DLJ Affiliate and (z) shares of Common Stock held by the Trustee pursuant to this Agreement shall be excluded. Such written request (in relying on which the Trustee shall be fully protected) shall contain the Requesting Party's agreement and representation that it will execute and deliver any agreement or other document required by the Stockholders Agreement, and shall name such Requesting Party and shall state (i) the proposed transfer date (which date shall be not less than five days after the Trustee's receipt of such request) and (ii) the number and type of Shares to be transferred. The written request to the Trustee shall also be accompanied by (i) a Trust Certificate or Certificates of the Requesting Party, duly endorsed for transfer, representing the beneficial interest in not less than the number of Shares of the type to be transferred to the Requesting Party, (ii) a certificate of an officer of the Requesting Party and of DLJ (in relying on which the Trustee shall be fully protected) certifying that immediately after giving effect to such request DLJ Affiliates will own in the aggregate not more than 5% in the aggregate of the total number of shares of the voting capital stock (of any class) of the Corporation then outstanding and (iii) an opinion of independent nationally recognized counsel who are experts in matters involving the federal securities law that, immediately after giving effect to such transfer, neither DLJ nor any "group" (as defined in Section 13d-5 under the Exchange Act and the rules and regulations promulgated thereunder) of which DLJ is a member will be the beneficial owner of 10% or more of the Corporation's Common Stock or an "affiliate" of the Corporation within the meaning of Rule 144 of the rules and regulations promulgated under the Securities Act. On the date specified in such request, and upon receipt by the Trustee from the Requesting Party of such certificates, the Trustee shall deliver to the Requesting Party a certificate (or the equivalent evidence of ownership in the case of Share Equivalents) for the number of Shares of the type specified in such notice, issued in the name of the Trustee and duly endorsed for transfer.

                  10. Exercise, Conversion, Exchange or Cancellation of Shares. The Trustee shall, upon written instruction of a Holder, submit to the Corporation for exercise, conversion, exchange or cancellation such number of Shares as correspond to the number of Shares specified in such Holder's Trust Certificate (or such lesser number as may be specified in such instruction). Such instruction shall state (a) whether such Shares are to be exercised, converted, exchanged or canceled, and the basis for such action, (b) the date on which a certificate or certificates representing such Shares are to be submitted to the Corporation (which date shall not be less than five days after the Trustee's receipt of such instruction), (c) the number and type of Shares to be submitted to the Corporation and (d) the consideration, if any, to be received upon such exercise, conversion, exchange or cancellation from the Corporation. The instruction (in relying on which the Trustee shall be fully protected) shall be accompanied by (x) a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares of the type to be submitted to the Corporation and (y) any exercise price or other payment and any agreement, certificate or other documentation required in connection with such exercise, conversion, exchange or cancellation. On the date specified in such instruction, and against receipt from the Corporation of the specified consideration, if any, the Trustee shall deliver: (i) to the Corporation, (x) a certificate or certificates for the number of Shares of the type specified in such instruction issued in the name of the Trustee and duly endorsed for transfer and (y) any exercise price or other payment and any agreement, certificate or other documentation delivered to the Trustee by such Holder with such notice and (ii) to the Holder, (x) a Trust Certificate representing the beneficial interest in a number of shares equal to the number of Shares represented by the surrendered Trust Certificate or Certificates less the number of Shares submitted to the Corporation and (y) upon receipt, the consideration, if any, received by the Trustee pursuant to such exercise, conversion, exchange or cancellation; provided that if such consideration includes Shares, such Shares shall be held by the Trustee pursuant to this Agreement and new Trust Certificates representing the beneficial interest in such Shares shall be issued to such Holder.

                  11. Increase or Decrease in Number of Shares. If the number of outstanding Shares is increased by virtue of a stock split or the decrease in the number of outstanding Shares because of a contraction of shares or a change in the number of outstanding Shares as a result of some other recapitalization in which the Corporation receives no consideration for the issuance of the additional or reduced number of Shares, the new additional or changed number of Shares shall be held by the Trustee under this Agreement, the Trust Certificates outstanding immediately prior to such increase, decrease, or change in the number of outstanding Shares shall thereupon represent the beneficial interest in the number of Shares to which the Holders are entitled as a result of such increase, decrease, or change, and new Trust Certificates evidencing the changed number of Shares on deposit shall be issued to Holders upon surrender of the then existing Trust Certificates.

                  12. Successor Trustee. There shall initially be one Trustee of the voting trust created herein. Upon the liquidation, dissolution, winding-up, suspension, incapacity, resignation or removal (in accordance with Section 13 below) of the initial Trustee, DLJ or the Holders of Trust Certificates representing the beneficial interest in 50% or more of the Deposited Shares shall appoint a successor Trustee by written notice to the other parties hereto and the other Holders; provided, however, that such successor Trustee shall not be a Control Affiliate, an Employee Affiliate, or an other DLJ Affiliate. If a successor Trustee shall not have been appointed within 30 days of such liquidation, dissolution, winding-up, suspension, incapacity or removal, the Trustee may petition a court of competent jurisdiction to appoint such a successor. If the Trustee consolidates with, merges or converts into, or transfers all of substantially all of its corporate trust assets or another entity that is a bank or trust company, the resulting, surviving, or transferee entity shall become the successor Trustee upon notice to the signatories hereto but without further action by the signatories or any Holder.

                  13. Removal/Resignation of Trustee. (a) A Trustee may be removed by DLJ or the Holders of Trust Certificates representing the beneficial interest in 50% or more of the Deposited Shares by written notice to the other parties hereto and the other Holders:

                      (i) if it is determined as a result of binding arbitration pursuant to this Section 13 that either (A) the Trustee has willfully and materially violated the terms of this Agreement, or (B) the Trustee has been guilty of malfeasance, misfeasance or dereliction of duty hereunder;

                      (ii) if the Trustee shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall have made a general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due, or shall have taken any corporate action to authorize any of the foregoing; or

                      (iii) if an involuntary case or other proceeding shall have been commenced against the Trustee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall have remained undismissed and unstayed for a period of 60 days; or an order for relief shall have been entered against the Trustee under the federal bankruptcy laws as now or hereafter in effect.

                  (b) If DLJ or the Holders of Trust Certificates representing the beneficial interest in 50% or more of the Shares then deposited hereunder determine that a basis exists for removal of the Trustee under section 13(a) above, they shall deliver written notice of such determination to the Trustee stating the basis for such removal.

                  (c) Any arbitration pursuant to this Section 13 shall be conducted in accordance with this Section 13(c). DLJ, the Holders and the Trustee agree and hereby acknowledge that only the propriety of the removal of the Trustee pursuant to this Section 13 shall be subject to arbitration and that no other controversies arising under this Agreement shall be subject to arbitration unless otherwise expressly agreed by the Trustee, DLJ, and the Holders in a separate document. Such arbitration shall be governed by the commercial rules of the American Arbitration Association to the extent not inconsistent with this Agreement. Such arbitration shall be conducted in New York, New York. Within 15 days after the notice required by Section 13(b) above, the Trustee shall choose one arbitrator and DLJ or the Holders of Trust certificates representing the beneficial interest in 50% or more of the Shares then deposited hereunder shall choose one arbitrator; and, within 15 days after the selection of both such chosen arbitrators, the two chosen arbitrators shall choose an impartial third arbitrator. The decision of a majority of such arbitrators shall be final and binding on DLJ, the Holders and the Trustee.

                  (d) The Trustee may resign its position as such (i) upon ten days' written notice to DLJ, but only if a successor Trustee, appointed as provided for in Section 12 above, has agreed to serve as such effective upon the effectiveness of the resignation of the Trustee then acting, or (ii) in any event upon thirty days' written notice to DLJ.

                  14. Trustee May Own Shares. Nothing in this Agreement shall prevent the Trustee from owning Shares or options to purchase Shares in its individual capacity or in any capacity other than as trustee hereunder or for any DLJ Affiliate.

                  15. Trustee Not an Affiliate. The Trustee represents that it is a bank or trust company which is not a DLJ Affiliate.

                  16. Compensation; Expenses. The Trustee in its individual capacity shall receive a fee from DLJ of $1,500 for its services in connection with the establishment of the voting trust, and DLJ will reimburse the Trustee in its individual capacity in respect of the Trustee's reasonable expenses (including, without limitation, for up to $2,000 in attorney's fees) lawfully incurred in connection therewith. During the period of its services hereunder, the Trustee in its individual capacity shall receive a fee from DLJ of $2,500 per year. Reasonable expenses (including, without limitation, attorney's fees) lawfully incurred in the administration or performance of the Trustee's duties or the exercise of the Trustee's rights, powers and authority hereunder shall be reimbursed to it in its individual capacity by DLJ on behalf of the Holders. The provisions of the preceding sentence of this Section 16 shall survive the termination of this Agreement and the resignation, removal or other cessation of service of the Trustee.

                  17. Merger, Etc. Upon any merger, consolidation, reorganization or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation pursuant to which shares of capital stock or other voting securities of another entity are to be issued in payment or exchange for or upon conversion of Shares and other voting securities, the shares or other voting securities of said other entity shall, to the fullest extent permitted by law, automatically be and become subject to other terms of this Agreement and be held by the Trustee hereunder in the same manner and upon the same terms as the Shares, and in such event the Trustee shall issue to the Holders that have deposited Shares with the Trustee new Trust Certificates in lieu of and upon surrender of the old Trust Certificates for the appropriate number of shares or other voting securities of such other entity. At the request of any Holder, the Trustee may transfer, sell or exchange or join with the Holder in a transfer, sale or exchange of Shares and other voting securities in exchange for shares or other voting securities of another entity, and in said event the shares and other voting securities of the other entity received by the transferor shall be and become subject to this Agreement and be held by the Trustee hereunder in the same manner as the Shares.

                  18. Notices. All notices, reports, statements and other written communications directed to the Trustee from the Corporation shall be forwarded promptly by the Trustee to DLJ and each Holder. All notices, notices of election and other communications required herein shall be given in writing by overnight courier, telegram or facsimile transmission and shall be addressed, or sent, to the appropriate addresses as set forth beneath the signature of each party hereto, or at such other address as to which notice is given in accordance with this Section 18.

                  19. Indemnity, Etc. The Trustee, as such and in its individual capacity, and its directors, officers, employees, and agents, shall be indemnified, defended and held harmless from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, commenced or threatened, or any claims whatsoever) (the "Indemnified Claims") arising out of, in connection with, or based upon this Agreement or the actions or failures to act of the Trustee hereunder or thereunder, except to the extent such loss, liability, claim, damage or expense is caused by or results from the Trustee's malfeasance (as determined by a final and unappealable order of a court of competent jurisdiction). DLJ agrees on behalf of itself and the Holders that it will indemnify, defend and hold harmless the Trustee, as such and in its individual, capacity, and its directors, officers, employees, and agents, from and against any Indemnified Claims. DLJ's obligation hereunder shall survive the transfer of all or any portions of its respective shares and interests, the termination of the voting trust created herein, or the resignation, removal or other cessation of service of the Trustee.

                  The Trustee as such and in its individual capacity shall be entitled to the prompt reimbursement from DLJ and the Holders, jointly and severally, for its out-of-pocket expenses (including, without limitation, reasonably attorneys' fees and other professional's fees and expenses) incurred in investigating, preparing for or defending against any litigation, commenced or threatened, arising out of or based upon this Agreement, or the actions or failures to act of the Trustee hereunder or thereunder, without regard to the outcome of such litigation; provided, however, that the Trustee shall be obligated to return any such portion of such reimbursement as may be subsequently determined by a final and unappealable order of a court of competent jurisdiction to have been incurred by the Trustee as a result of the Trustee's malfeasance in the matter in question. Such expenses payable under this Section 19 shall be prorated among the Holders in accordance with their respective interests in the Shares then deposited hereunder.

                  If a claim under this Section 19 is not paid in full within 30 days after a written claim has been submitted by the Trustee, the Trustee may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the Trustee as such and in its individual capacity shall be entitled to be paid also the expense of prosecuting such claims.

                  The Trustee is authorized and empowered to construe this Agreement and its construction of the same, made in good faith, shall be final, conclusive, and binding upon all Holders and all other parties interested. The Trustee may, in its discretion, consult with counsel to be selected and employed by it, and the reasonable fees and expenses of such counsel shall be an expense for which the Trustee as such and in its individual capacity is entitled to reimbursement under this Agreement, and shall have no personal liability.

                  The Trustee hereby accepts the voting trust created hereby and agrees to perform the obligations expressly required hereunder to be performed by the Trustee, but assumes no other obligations and shall have no responsibility and shall have no personal liability for the management of the Corporation or for any action taken by it, by any person elected as a director of the Corporation or by the Corporation pursuant to any vote cast or consent given by the Trustee. The Trustee, whether or not acting upon the advice of counsel, shall incur no personal liability to any person or entity because of any error of law or fact, mistake of judgment or any matter or thing done or omitted under this Agreement, except for its own malfeasance. Anything done or suffered in good faith by the Trustee in accordance with the advice of counsel chosen as indicated above or in good faith reliance on the provisions of this Agreement shall be conclusive in favor of the Trustee against the Holders and any other interested party and shall give rise to no personal liability on the part of the Trustee.

                  The Trustee shall not be personally liable in any event for acts or defaults of any other trustee or trustees (under this or any other voting trust of the Corporation's securities) or for acts or defaults of any employee, agent, proxy or attorney-in-fact of any other trustee or trustees. The Trustee shall be fully protected and free form personal liability in relying or acting upon any notice, request, consent, certificate, declaration, guarantee, affidavit or other paper or document or signature reasonably believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

                  No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  20. Certain Calculations. For purposes of Sections 8, 9, 12, 13, 19 and 26, a Holder owning a Trust Certificate representing the beneficial interest in Share Equivalents shall, in respect of such ownership, be deemed to be the Holder of a Trust Certificate representing the beneficial interest in the number of shares of Common Stock that the Trustee, acting on behalf of such Holder, may then acquire, whether by exercise, conversion, subscription or otherwise, pursuant to or by reason of ownership of such Share Equivalents.

                  21. Counterparts. This Agreement may be executed in multiple counterparts all of which counterparts together shall constitute one agreement. Upon execution of this Agreement and the establishment of the voting trust created herein, the Trustee shall cause a copy of this Agreement to be filed in the registered office of the Corporation in the State of Delaware and the Agreement shall be open to inspection in the manner provided for inspection under the laws of the State of Delaware.

                  22. Choice of Law. This Agreement is intended by the parties to be a voting trust agreement under Section 218 of the General Corporation Law of the State of Delaware and shall be governed and construed in accordance with the laws of the State of Delaware.

                  23. Bond. The Trustee shall not be required to provide any bond to secure the performance of its duties hereunder.

                  24. Reliance. DLJ and each Holder acknowledge that DLJ will rely on this Agreement in complying with the federal securities laws. The Trustee acknowledges that DLJ will rely on the Trustee abiding by the terms of this Agreement, including, without limitation, that (x) subject to the Stockholders Agreement, the Trustee will vote the Deposited Shares in its sole and absolute discretion and will not consult with any DLJ Affiliate regarding the voting of such Shares and (y) the Trustee will not consent to any amendment or waiver of this Agreement prohibited by Section 26 hereof whether or not such amendment or waiver is approved by each of the parties hereto and the Holders.

                  25. Covenant of DLJ. DLJ will cause each Control Affiliate to perform the covenants hereof that are applicable to Control Affiliates.

                  26. Amendments and Waiver. This Agreement may not be amended or waived in any material respect unless DLJ shall have delivered to the Trustee an opinion (in relying on which the Trustee shall be fully protected) of independent nationally recognized counsel who are experts in matters involving the federal securities law, that, immediately after such amendment or waiver, no DLJ Affiliate will be an "affiliate" of the Corporation within the meaning of Rule 144 under the rules and regulations promulgated under the Securities Act. Subject to the foregoing, this Agreement may be amended with the written consent of the Trustee, DLJ and the Holders of Trust Certificates representing the beneficial interest in 50% or more of the Shares then deposited hereunder, and if so amended then this Agreement (as so amended) shall bind all of the parties hereto and all of the Holders.

                  27. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  28. Stockholders Agreement. Simultaneously with the execution of this Agreement, the Trustee will execute an amendment to the Stockholders Agreement, substantially in the form set forth in Exhibit A, and will thereby, inter alia, become a party to the Stockholders Agreement.

                  29. Authorization. Each party to this Agreement hereby represents, severally and not jointly, that this Agreement has been duly and validly authorized, executed, and delivered and, assuming, due authorization, execution and delivery by the other parties hereto, is a valid, binding and enforceable agreement of such party.

                  30. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

                  31. Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be constructed to give any person or entity other than the parties hereto and their successors and permitted assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and permitted assigns. No party may assign any of its rights or obligations under this Agreement (except as provided in Section 12) without the written consent of all of the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

         EXECUTED as of the date and year first above written.

                                      CHRISTIANA BANK & TRUST COMPANY
                                      Trustee

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:
                                      Address: Greenville Center
                                               3801 Kennett Pike
                                               Wilmington, DE 19807
                                      Attention: Christiana Corporate
                                                 Services, Inc.
                                      Telephone: 302-888-7424
                                      Facsimile: 302-421-5815

                                      DONALDSON, LUFKIN & JENRETTE, INC.

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:
                                      Address: 277 Park Avenue
                                               New York, New York 10172
                                      Attention: Marjorie White
                                      Telephone: 212-892-2933
                                      Facsimile: 212-892-8216

                                      DLJMB FUNDING II, INC.

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ MERCHANT BANKING PARTNERS II, L.P.

                                      By: DLJ Merchant Banking II, Inc.
                                          Managing General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:

                                      DLJ MERCHANT BANKING
                                      PARTNERS II-A, L.P.

                                      By: DLJ Merchant Banking II, Inc.
                                          Managing General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ DIVERSIFIED PARTNERS, L.P.

                                      By: DLJ Diversified Partners, Inc.
                                          Managing General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ DIVERSIFIED PARTNERS-A, L.P.

                                      By: DLJ Diversified Partners, Inc.
                                          Managing General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ MILLENNIUM PARTNERS, L.P.

                                      By: DLJ Merchant Banking II, Inc.
                                          Managing General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ MILLENNIUM PARTNERS-A, L.P.

                                      By: DLJ Merchant Banking II, Inc.
                                          Managing General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ FIRST ESC L.P.

                                      By: DLJ Plans Management Corporation
                                          General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ OFFSHORE PARTNERS II, C.V.

                                      By: DLJ Merchant Banking II, Inc.
                                          Managing General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ EAB PARTNERS, L.P.

                                      By: DLJ LBO Plans Management Corporation
                                          General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:


                                      DLJ ESC L.P.

                                      By: DLJ LBO Plans Management Corporation
                                          General Partner

                                      By:
                                          --------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE I
                                   ----------


DLJMB Funding II, Inc.
DLJ Merchant Banking Partners II, L.P.
DLJ Merchant Banking Partners II-A, L.P.
DLJ Diversified Partners, L.P.
DLJ Diversified Partners-A, L.P.
DLJ Millennium Partners, L.P.
DLJ Millennium Partners-A, L.P.
DLJ First ESC L.P.
DLJ Offshore Partners II, C.V.
DLJ EAB Partners, L.P.
DLJ ESC II, L.P.

                                   SCHEDULE B
                                   ----------

                              TRANSFER INSTRUCTIONS
                              ---------------------

DLJMB FUNDING II, INC.

              All payments shall be made by check mailed to:
              DLJMB Funding II, Inc.
              277 Park Avenue, 20th Floor
              New York, New York 10172
              Attention:  Ivy Dodes

DLJ MERCHANT BANKING PARTNERS II, L.P.
DLJ MERCHANT BANKING PARTNERS II-A, L.P.
DLJ MILLENNIUM PARTNERS, L.P.
DLJ MILLENNIUM PARTNERS-A, L.P.
DLJ OFFSHORE PARTNERS II, C.V.

              All payments shall be made by check mailed to:
              DLJ Merchant Banking II, Inc.
              277 Park Avenue, 20th Floor
              New York, New York 10172
              Attention:  Ivy Dodes

DLJ DIVERSIFIED PARTNERS, L.P.
DLJ DIVERSIFIED PARTNERS-A, L.P.

              All payments shall be made by check mailed to:
              DLJ Diversified Partners, Inc.
              277 Park Avenue, 20th Floor
              New York, New York 10172
              Attention: Ivy Dodes

DLJ FIRST ESC L.P.

              All payments shall be made by check mailed to:
              DLJ Plans Management Corporation
              277 Park Avenue, 20th Floor
              New York, New York 10172
              Attention: Ivy Dodes

DLJ EAB PARTNERS, L.P.
DLJ ESC L.P.

              All payments shall be made by check mailed to:
              DLJ LBO Plans Management Corporation
              277 Park Avenue, 20th Floor
              New York, New York 10172
              Attention: Ivy Dodes